Exhibit 99.1

Abpro and Celltrion to Present Preclinical Data for CT-P72/ABP-102 at SITC 2025, Highlighting a Next-Generation HER2×CD3 T-Cell Engager

●	CT-P72/ABP-102 poster selected as one of the Top 150 abstracts out of more than 1,300 submissions at SITC 2025

●	CT-P72/ABP-102 demonstrates potent and selective anti-tumor activity in HER2-high models, including Enhertu-resistant tumors

●	Dual-affinity engineering reduces on-target, off-tumor activity and supports a favorable preclinical safety profile

●	Data supports advancement toward clinical development in HER2-positive cancers

BURLINGTON, Mass., November 4, 2025 – Abpro Corporation (Nasdaq: ABP) (“Abpro”) and Celltrion, Inc. (“Celltrion”) today announced that they will present new preclinical data for CT-P72/ABP-102, a tetravalent bispecific antibody targeting HER2 and CD3, at the Society for Immunotherapy of Cancer (SITC) 2025 Annual Meeting, being held November 6–10, 2025, at the Gaylord National Resort and Convention Center in National Harbor, Maryland.

Following a prior oral presentation at the American Association of Cancer Research (AACR) New Drugs on the Horizon Session earlier this year, these additional preclinical results will be featured at SITC 2025, highlighting the growing body of evidence supporting CT-P72/ABP-102’s advancement toward first-in-human studies.

Importantly, the CT-P72/ABP-102 poster has been selected as one of the Top 150 abstracts out of more than 1,300 submissions at SITC 2025. The Top 150 badge can be viewed directly on the abstract when searched on the SITC website via this link.

The poster, titled “CT-P72/ABP-102: A dual affinity engineered HER2/CD3 tetravalent bispecific antibody with potential to overcome therapeutic barriers in HER2 high tumors with distinct potency, safety, and selectivity,” will be presented by Hyunkyu Choi, Assistant Manager, New Biological Drug Team, Celltrion, Inc.

●	Session: Poster Hall

●	Category: Immuno-Conjugates and Chimeric Molecules

●	Date & Time: Friday, November 7, 2025, 9:00 a.m. – 6:35 p.m. (ET)

●	Location: Gaylord National Resort and Convention Center, Prince George’s ABC Ballroom

●	Abstract Type: Regular Abstract

“We are highly encouraged by the preclinical data emerging from our collaboration with Celltrion,” said Miles Suk, Chief Executive Officer & Chairman of Abpro. “CT-P72/ABP-102 has shown highly selective binding and compelling anti-tumor activity across HER2-high models, including Enhertu-resistant settings, while maintaining a favorable safety profile in non-human primates. These findings highlight the strength of our DiversImmune® platform and reinforce our confidence in the program’s clinical potential. We look forward to working with Celltrion to build upon this strong foundation to assemble a robust IND submission package and initiate the first-in-human trial for CT-P72/ABP-102 next year.”

Key Findings:

●	Selective tumor binding: CT-P72/ABP-102 binds selectively to HER2 high tumor cells with reduced binding to HER2-expressing normal tissues while binding CD3 on T cells with reduced affinity for added safety.

●	Potent, Selective Anti-Tumor Activity: The molecule demonstrated robust T-cell activation, PBMC-mediated cytotoxicity, and cytokine release in vitro using human PBMCs. Potency was preserved in HER2-high tumor target cells but was reduced in HER2-low cells, which are typical of normal tissues, confirming enhanced tumor selectivity.

●	Strong preclinical activity in vivo including in Enhertu-resistant models: In vivo, CT-P72/ABP-102 inhibited the growth of HER2-high BT-474 tumors in a dual xenograft model (HER2-high/HT-55 HER2-low) and demonstrated efficacy in both an Enhertu-resistant gastric cancer model (NCI-N87/hABCG2) and the KPL4 xenograft model.

●	Favorable Safety Profile: A GLP repeated-dose toxicity study in cynomolgus monkeys (4 weeks dosing + 4 weeks recovery) demonstrated good tolerability at all tested doses, including the highest dose (80 mg/kg), supporting a favorable safety profile in non-human primates.

Soo Young Lee, Executive Vice President and Head of New Drug Division at Celltrion, Inc. added, “CT-P72/ABP-102 represents a significant advance in the field of bispecific antibodies for targeting solid tumors. By combining dual-affinity engineering with tetravalent design, we’ve achieved a molecule that maintains potent anti-tumor activity in HER2-high models, including those resistant to current therapies, while minimizing off-tumor effects. These preclinical results validate our approach and underscore the potential for CT-P72/ABP-102 to set a new standard for safety and selectivity in HER2-targeted immunotherapy.”

Mr. Suk concluded, “We deeply value our partnership with Celltrion, a global leader in biologics and a trusted collaborator in advancing antibody-based therapeutics. Together, we are working to develop safer, more precise treatments for patients with HER2-driven cancers worldwide.”

CT-P72/ABP-102 is built on Abpro’s DiversImmune® platform, designed to rapidly engineer next-generation antibodies with improved selectivity and safety. By leveraging dual-affinity engineering, the candidate limits off-tumor activation, a major hurdle in current T-cell engager therapies.

About CT-P72/ABP-102

CT-P72/ABP-102 is an investigational tetravalent HER2×CD3 bispecific antibody co-developed by Abpro and Celltrion. Engineered using dual-affinity tuning, the molecule is designed to bind strongly to HER2 on tumor cells while engaging CD3 on T cells in a controlled manner, aiming to reduce cytokine-related toxicity and off-tumor activation. CT-P72/ABP-102 is being advanced toward clinical development for HER2-positive breast, gastric, colorectal, and other solid tumors, including those resistant to existing antibody-drug conjugates (ADCs).

About Abpro

Abpro’s mission is to improve the lives of mankind facing severe and life-threatening diseases with next-generation antibody therapies. Abpro is advancing a pipeline of next-generation antibody therapies, for HER2+cancers, non-HER2+ gastric and liver cancer, and wet age-related macular degeneration and diabetic macular edema. These antibodies are developed using Abpro’s proprietary DiversImmune® platform. Abpro is located in Burlington, Massachusetts. For more information, please visit www.abpro.co.

Abpro Forward Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding the timing and advancement of development programs, including the timing and availability of additional data, and expectations regarding the therapeutic benefit of Abpro’s programs, as well as strategic partnerships. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the timing and advancement of development programs; Abpro’s ability to continue as a going concern; Abpro’s ability to achieve compliance with Nasdaq listing standards; expectations regarding the therapeutic benefit of Abpro’s programs; that final data from Abpro’s pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; Abpro’s ability to efficiently discover and develop product candidates; Abpro’s ability to obtain and maintain regulatory approval of product candidates; Abpro’s ability to maintain its intellectual property; the implementation of Abpro’s business model, including strategic plans for Abpro’s business and product candidates; and other risks identified in Abpro’s filings with the U.S. Securities and Exchange Commission (SEC) including Abpro’s most recent Annual Report on Form 10-K filed with the SEC and subsequent filings with the SEC. Abpro cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. Abpro disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent Abpro’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

About Celltrion

Celltrion is a leading biopharmaceutical company based in Incheon, South Korea that specializes in researching, developing and manufacturing innovative therapeutics that improve people’s lives worldwide. Celltrion pursues sustainable growth by leveraging its experience and assets in the successful biosimilar business to develop new medicines and healthcare platform technologies. The company works with a sense of duty to advance patients’ wellness and provide them with enhanced access to reliable healthcare. To accomplish this, Celltrion adheres to strong internal ethical standards in its daily operations. To learn more, please visit www.celltrion.com.

Celltrion Forward Looking Statements

Certain information set forth in this press release contains statements related to our future business and financial performance and future events or developments involving Celltrion, Inc. and its subsidiaries that may constitute forward-looking statements under pertinent securities laws. This press release contains forward looking statements. These statements may be also identified by words such as “prepares”, “hopes to”, “upcoming”, “plans to”, “aims to”, “to be launched”, “is preparing”, “once gained”, “could”, “with the aim of”, “may”, “once identified”, “will”, “working towards”, “is due”, “become available”, “has potential to”, “anticipate” the negative of these words or such other variations thereon or comparable terminology. In addition, our representatives may make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of Celltrion, Inc. and its subsidiaries’ management, of which many are beyond its control. Forward-looking statements are provided to allow potential investors the opportunity to understand management’s beliefs and opinions in respect of the future so that they may use such beliefs and opinions as one factor in evaluating an investment. These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties associated with the company’s business, including the risk factors disclosed in its Annual Report and/or Quarterly Reports, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or results expressed or implied by such statements. Celltrion, Inc. and its subsidiaries undertake no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.

Investor and Media Contact:

Daniel Kontoh-Boateng
DKB Partners, LLC
Tel: +1-862-213-1398
dboateng@dkbpartners.net

5